Exhibit 15.8

UNITED STATES DISTRICT COURT

SOUTHERN DISTRICT OF NEW YORK

X
:
ARGENTINIAN RECOVERY COMPANY LLC,	:
W.R. HUFF ASSET MANAGEMENT CO., LLC,	: SUMMARY ORDER
THE HUFF ALTERNATIVE INCOME FUND, L.P.,	:
and WRH PARTNERS GLOBAL SECURITIES LP,	:
: 04 Civ. 3619 (AKH)
Appellants,	:
:
-against-	:
:
BOARD OF DIRECTORS OF MULTICANAL S.A.,	:
:
Appellee.	:
:
X

ARGENTINIAN RECOVERY COMPANY LLC,	:
W.R. HUFF ASSET MANAGEMENT CO., LLC,	:
THE HUFF ALTERNATIVE INCOME FUND, L.P.,	:
and WRH PARTNERS GLOBAL SECURITIES LP,	:
: 05 Civ. 1968 (AKH)
Appellants,	:
:
-against-	:
:
BOARD OF DIRECTORS OF MULTICANAL S.A.,	:
:
Appellee.	:
:
X

ARGENTINIAN RECOVERY COMPANY LLC,	:
W.R. HUFF ASSET MANAGEMENT CO., LLC,	:
THE HUFF ALTERNATIVE INCOME FUND, L.P.,	:
and WRH PARTNERS GLOBAL SECURITIES LP,	:
: 05 Civ. 1969 (AKH)
Appellants,	:
:
-against-	:
:
MULTICANAL S.A.,	:
:
Appellee.	:
:
X

ALVIN K. HELLERSTEIN, USDJ:

The parties appeared before me for oral argument on March 30, 2005.  For the reasons stated on the record at oral argument, it is hereby

ORDERED, that In re Board of Directors of Multicanal S.A., 307 B.R. 384 (Bankr. S.D.N.Y. Mar. 12, 2004), which held that rights under the Trust Indenture Act did not preclude the grant of relief to a foreign debtor under section 304 of the Bankruptcy Code (the “Code”), 11 U.S.C. § 304, is affirmed;

ORDERED, that the analysis in In re Board of Directors of Multicanal S.A., 314 B.R. 486, 501 (Bankr. S.D.N.Y. Aug. 27, 2004), to the extent it held that the Multicanal board satisfied the requirement of a “foreign representative” under section 304(a) of the Code, 11 U.S.C. § 304(a), is affirmed;

ORDERED, that the Order of the Bankruptcy Court (I) Granting Section 304 Petition and Issuing Permanent Injunction and (II) Dismissing Involuntary Petition, dated January 6, 2005, is affirmed to the extent that it denied Appellants’ involuntary petition for bankruptcy under section 303 of the Code, 11 U.S.C. § 303; and

ORDERED, that judgment on the outstanding issues relating to the petition under section 304 of the Code, 11 U.S.C. § 304, is reserved until May 31, 2005 at 4 p.m., 500 Pearl Street, Courtroom 14D.  All tentative rulings made during oral argument, to the extent not directly addressed in this order, shall be carried forward until such date.

SO ORDERED.

Dated:	New York, New York
April 5, 2005
/s/ Alvin K. Hellerstein
ALVIN K. HELLERSTEIN
United States District Judge